Exhibit 10.1

SigmaTron International, Inc.

2021 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

SECTION 1

PURPOSES OF THE PLAN

The purpose of this 2021 Non-Employee Director Restricted Stock Plan is to promote the success and interests of SigmaTron International, Inc. and enhance the stock ownership of the Directors of the Company by providing a method whereby Non-Employee Directors receive a portion of their annual compensation in restricted shares of the Company’s Common Stock in accordance with this Plan.

SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1          Definitions.  As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

(a) “Award” means any Common Stock awarded under the Plan.

(b) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Award under the Plan.

(c) “Awarded Stock” means the Common Stock awarded to a Grantee pursuant to the Plan which is subject to any forfeiture and/or restrictions on transferability in accordance with Section 6 of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means: (i) a felony conviction of a Grantee or the failure of a Grantee to contest prosecution for a felony; or (ii) a Grantee’s willful misconduct or dishonesty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means SigmaTron International, Inc., a Delaware corporation.

(i) “Director” means a director serving on the Board.

(j) “Disability” means permanent and total disability as determined under procedures established by the Board for purposes of the Plan.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l) “Fair Market Value” means as of any specified date, the closing price of the Common Stock on NASDAQ (or, if the Common Stock is not then listed on such exchange, such other national securities exchange or other market on which the Common Stock is then listed or admitted to trading, as the case may be) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are reported.

(m) “Grant Date” means the date on which the Committee granted an Award to a Grantee.

(n) “Grantee” means a Non-Employee Director who has been granted an Award, or the personal representative, heir or legatee of the Grantee who has rights to Awarded Stock.

(o) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary of the Corporation.

(p) “Plan” means this 2021 Non-Employee Director Restricted Stock Plan, as the same may be amended from time to time.

(q) “Restriction Period” means the period during which shares of Awarded Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 6 of the Plan and any applicable Award Agreement.

(r) “Retirement” means a Non-Employee Director’s voluntary retirement from the Board.

(s) “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

2.2          Gender and Number.  Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3          Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1          Shares Available.  The Common Stock to be offered under the Plan may be authorized, but unissued Common Stock or Common Stock held in treasury.  The aggregate number of shares of Common Stock subject to Awards under the Plan shall not exceed 75,000 shares, subject to the adjustments provided in Section 7.

3.2          Canceled, Terminated or Forfeited Awards.  Any shares of Common Stock subject to any portion of an Award which, in any such case and for any reason, expires, or is canceled, terminated or otherwise forfeited, without the recipient having received any benefits of ownership (as such phrase is construed by the Securities and Exchange Commission or its staff), shall again be available for distribution in connection with Awards under the Plan.

SECTION 4

ADMINISTRATION

4.1          General.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, the Committee shall have all of the powers to construe and interpret the Plan and to determine all questions that shall arise thereunder.  Without limiting the foregoing, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the Awards and Agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan.  Except to the extent otherwise provided by law, the Committee’s determination of the matters referred to in this Section 4.1 shall be conclusive, final and binding on the Company and the Grantees, their heirs and/or beneficiaries.

4.2          Section 16 Compliance.  It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder.  If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

SECTION 5

ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to Non-Employee Directors.  A director who is an employee of the Company and who retires or resigned from employment with the Company and/or any of its subsidiaries, but remains a director of the Company, shall become eligible to participate in the Plan at the time of such termination of employment.  Subject to the terms of the Plan, the Committee shall determine the amount of, and terms of, all Awards to eligible Non-Employee Directors.

SECTION 6

AWARD TERMS

6.1          Awards and Certificates.

(a) Awarded Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.  Any certificate issued in respect of any Award shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE 2021 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN OF SIGMATRON INTERNATIONAL, INC. AND AN AWARD AGREEMENT.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF SIGMATRON INTERNATIONAL, INC.”

(b) The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Upon the end of the Restriction Period and provided that the Awarded Stock has not been forfeited, the Company shall, upon the Grantee’s request or upon its own initiative, issue or have issued new certificates without the legend described in Section 6.1(a), in exchange for those certificates previously issued.

6.2          Terms and Conditions.   Awarded Stock shall be subject to the following terms and conditions:

(a) Vesting. All Awarded Stock shall be vested on the six-month anniversary of the Grant Date.

(b) Restrictions on Transfer.  Subject to the provisions of the Plan and the Award Agreement referred to in Section 6.2(g), and until the expiration of the six-month anniversary of the Grant Date (“Restriction Period”), the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Awarded Stock; however, the Grantee shall have the right to receive dividends with respect to the Awarded Stock and to vote the shares of the Awarded Stock prior to the expiration of the Restriction Period.

(c) Rights with Respect to Awarded Stock.  Except as provided in Sections 6.2(b) and this 6.2(c) and the Award Agreement, the Grantee shall have, with respect to the Awarded Stock, all of the rights of a holder of Common Stock including the right to vote the Awarded Stock and, if granted by the Board, the right to receive any dividends.

(d) Forfeiture of Unvested Awarded Stock.  Except to the extent otherwise provided in the applicable Award Agreement and Sections 6.2(a) and 6.2(f), if a Grantee ceases to be a Non-Employee Director of the Company for any reason other than death, Disability or Retirement, or Cause, all unvested Awarded Stock shall be forfeited as of the date the Grantee ceases to be a Non-Employee Director.

(e) If a Grantee ceases to be a Director of the Company because of removal for Cause, all unvested Awarded Stock shall be forfeited as of the date the Grantee ceases to be a Director.

(f) In the event of a Grantee’s death, Disability or Retirement while a Director of the Company, all unvested Awarded Stock shall become fully vested and all restrictions (other than restrictions on transferability in the absence of registration of the Awarded Stock under the Securities Act or the availability of an exemption therefrom), shall end as of the date of such death, Disability or Retirement.

(g) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

(h) The Committee may at any time accelerate the vesting of all or any portion of any Award or provide for the lapsing of any conditions or restrictions on any outstanding Award, or portion thereof.

SECTION 7

ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Section 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Common Stock, the Committee shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number of shares subject to outstanding Awards, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

SECTION 8

TERMINATION AND AMENDMENT

The Committee shall have the right and power at any time and from time to time to amend or alter the Plan, in whole or in part, and at any time to terminate the Plan, provided however, that an amendment to the Plan may be conditioned upon the approval of the stockholders of the Company if and to the extent the Committee determines that stockholder approval is necessary, appropriate, or required by law or agreement.    Notwithstanding the foregoing, any termination, amendment, or modification of the Plan shall not, in any material way, adversely affect any Awarded Stock previously granted under the Plan without the written consent of the affected Grantee.

SECTION 9

NO WITHHOLDING

Each Grantee shall be responsible for the payment of any taxes required by law to be paid in respect of Awards under the Plan and the Company shall make no withholding with respect to any Award.

SECTION 10

NO RIGHT TO RE-ELECTION

Nothing in the Plan or in any Award granted pursuant to the Plan or any action taken under the Plan shall confer on any individual any right to continue as a Non-Employee Director or director of the Company or to be re-nominated by the Board or re-elected by the stockholders of the Company.

SECTION 11

TERM OF THE PLAN

The Plan shall become effective only upon approval by the stockholders of the Company and, unless earlier terminated in accordance with the provisions of the Plan, shall remain in effect for a term of ten (10) years from the date of such stockholder approval.

SECTION 12

GOVERNING LAW

To the extent that state laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Delaware without regard to its conflict of laws rules.